Exhibit 10.1

                  PROPOSED RULE -- RETAIL ELECTRIC COMPETITION
                            Docket No. U-0000-94-165


R14-2-xxx1.       Definitions
In this Article, unless the context otherwise requires:

1. "Affected Utilities" means the following public service corporations providing electric service:
                  Tucson Electric Power Company, Arizona Public Service Company, Citizens Utilities Company, Arizona Electric Power Cooperative, Trico Electric Cooperative, Duncan Valley Electric Cooperative, Graham County Electric Cooperative, Mohave Electric Cooperative, Sulphur Springs Valley Electric Cooperative, Navopache Electric Cooperative, Ajo Improvement District, and Morenci Water and Electric Company.
2. "Bundled Service" means electric service provided as a package to the consumer including all generation, transmission, distribution, ancillary and other services necessary to deliver useful electric energy and power to the consumer's residence or place of business.
3. "Buy-through" refers to a purchase of electricity by an Affected Utility at wholesale for a particular retail consumer or at the direction of a particular retail consumer.
4. "Standard Offer" means Bundled Service offered to all consumers in a designated area at regulated rates.
5. "Stranded Investment" means the verifiable net difference between the value of all the prudent jurisdictional assets under traditional regulation of Affected Utilities and the market value of those assets directly attributable to the introduction of competition under this Article.
6. "System Benefits" means Commission-approved utility low income, demand side management, environmental, renewables, and nuclear power plant decommissioning programs.
7. "Unbundled Service" means electric service elements provided and priced separately, including such service elements as generation, transmission, distribution, and ancillary services. Unbundled Service may be sold to consumers or to other suppliers of consumers.

R14-2-xxx2.       Filing of Tariffs by Affected Utilities.

         Each Affected Utility shall file tariffs consistent with this Article by June 30, 1997 to allow retail electric competition in its service territory.

R14-2-xxx3.       Certificates of Convenience and Necessity.

A. Any company intending to supply services described in Subsections R14-2-xxx5 or R-14-2-xxx6, other than wholesale generation services, shall obtain a Certificate of Convenience and Necessity from the Commission (unless the company already has an applicable Certificate).

B. Any company desiring such a Certificate of Convenience and Necessity shall file with the Docket Control Center the required number of copies of an application. In support of the request for a Certificate of Convenience and Necessity, the following information must be provided:

         1. A description of the electric services which the applicant intends to offer.
         2.       The proper name and correct address of the applicant, and
                  a.     The full name of the owner if a sole proprietorship,
                  b.     The full name of each partner if a partnership,
                  c.     A full list of officers and directors if a corporation,
                  or
                  d. A full list of the members if a limited liability corporation.
         3. A tariff for each service to be provided that states the maximum rate and terms and conditions that will apply to the provision of the service.
         4. A description of the geographic areas to be served, provided that these areas are restricted to geographical areas served by the Affected Utilities as of the date this Article is adopted and to service areas added under the provisions of Subsection R14-2-xxx11.
         5.       Appropriate city, county and/or state agency approvals.
         6. A description of the applicant's technical ability to obtain and deliver electricity and provide any other proposed services.
         7. Documentation of the financial capability of the applicant to provide the proposed services, including the most recent income statement and balance sheet, the most recent projected income statement, and other pertinent financial information. Audited information shall be provided if available.
         8. A description of the form of ownership (e.g., partnership, corporation).
         9. An Arizona business plan; if this information is confidential, the plan may be submitted only to Staff and the need not be filed in Docket Control.
         10. Such other information as the Commission or the Staff may request.
C. At the time of filing for a Certificate of Convenience and Necessity, each applicant shall notify the Affected Utilities in whose service territories it wishes to offer service of the application.

D.       The Commission may deny certification to any applicant who:
         1.       Does not provide the information required by this Article.
         2. Does not possess adequate technical or financial capabilities to provide the proposed services.
         3.       Fails to provide a performance bond, if required.

E. Every company obtaining a Certificate of Convenience and Necessity under this Article shall obtain certification subject to the following conditions:
         1. The company shall comply with all Commission rules, orders, and other requirements relevant to the provision of electric service and relevant to resource planning.
         2. The company shall maintain accounts and records as required by the Commission.
         3. The company shall file with the Director of the Utilities Division all financial and other reports that the Commission may require and in a form and at such times as the Commission may designate.

         4.       The company  shall  maintain on file with the  Commission  all current tariffs and any service  standards that the Commission shall require.
         5.       The company shall cooperate with any Commission  investigation of customer complaints.
         6.       Failure to comply with any of the above  conditions may result in recision of the company's  Certificate of  Convenience  and
                  Necessity.
F. In appropriate circumstances, the commission may require, as a precondition to certification, the procurement of a performance bond sufficient to cover any advances or deposits the applicant may collect from its customers, or order that such advances or deposits be held in escrow or trust.
R14-2-xxx4.       Competitive Phases
A. Each Affected Utility shall make available at least 20 percent of its 1995 system retail peak demand for competitive generation supply to all customer classes (including residential and small commercial consumers) by January 1, 1999.
         1.       No more than  one-half of the eligible  demand may be procured by consumers whose individual  contract demand is greater than
                  3 MW each.
         2.       At least 10 percent of the  eligible  demand shall be reserved for residential consumers.
         3.       Aggregation of loads of multiple residential,  commercial,  or industrial consumers shall be permitted.
B. Each Affected Utility shall make available at least 50 percent of its 1995 system retail peak demand for competitive generation supply to all customer classes (including residential and small commercial consumers) by January 1, 2001.
         1.       No more than  one-half of the eligible  demand may be procured by consumers whose individual  contract demand is greater than
                  3MW each.
         2.       At least 20 percent of the  eligible  demand shall be reserved for residential consumers.
         3.       Aggregation of loads of multiple residential,  commercial,  or industrial consumers shall be permitted.
C. Prior to 2001, no single consumer shall receive more than 20 percent of the available kW in a given year in an Affected Utility's service territory.
D. Each Affected Utility shall make available all of its retail demand for competitive generation supply by January 1, 2003.
E. By the date indicated in Subsection R14-2-xxx2, Affected Utilities shall propose for Commission review and approval how customers will be selected for participation in the competitive market prior to 2003.
         1.       Possible  selection  methods  are  first-come,   first-served,
                  random selection via a lottery among  volunteering  consumers, or designation of geographic areas.
         2.       The method  for  selecting  customers  to  participate  in the competitive  market must fairly allow  participation by a wide variety of customers of all sizes.
         3.       All  customers  who produce or purchase at least 10 percent of their annual  electricity  consumption  from  photovoltaic  or solar thermal resources  installed in Arizona after January 1,
                  1997 shall be selected for  participation  in the  competitive market  if those  customers  apply  for  participation  in the competitive market.
F. Consumers served under existing contracts are eligible to participate in the competitive market prior to expiration of the existing contract only if the Affected Utility and the consumer agree.
G.       Buy-throughs.
         1.       Each  Affected  Utility  shall file by the date  indicated  in
                  Subsection R14-2-xxx2 a mechanism which enables all classes of its customers to engage in a Buy-through,  including customers
                  who  wish  to  use  the   Buy-through   mechanism   to  obtain
                  electricity  from  photovoltaic  or solar  thermal  generating resources.
         2.       Buy-throughs shall be permitted as early as January 1, 1998.
         3.       Each  Affected  Utility  shall  make at least 5 percent of its
                  1995  system  retail  peak demand  available  for  competitive procurement under this Buy-through mechanism.
         4.       The  Affected  Utility  shall  permit  customers  to  identify electricity sources which the Affected Utility would obtain on behalf  of  the  customer  and  provide  to  the  customer  at unbundled  rates  described in Subsection  R14-2-xxx6,  below, plus the cost of the electricity plus a mark-up on the cost of electricity  not to  exceed  15  percent  of the  cost  of the electricity.
         5.       By-throughs   shall  not  be   considered   as   meeting   the
                  requirements of Subsections R14-2-xxx4(A), R14-2-xxx4(B), or R14-2-xxx4(D).

R14-2-xxx5.       Competitive Services
A. A properly certificated electric company may offer any of the following services under bilateral or multilateral contracts with consumers:
         1.       Distributed energy services at market based rates (serving one or more consumers located in proximity, and not necessarily requiring transmission service from others.)
         2.       Central  station  generation  services  at market  based rates
                  (generation serving one or more consumers located at a distance from consumers and requiring transmission service, some ancillary services, and possibly distribution service).
         3.       Combinations  of distributed  and central  station  generation services.
B. A company other than an Affected Utility may provide services described in Subsection R14-2-xxx6 after filing appropriate tariffs and receiving Commission approval of those tariffs.

R14-2-xxx6.       Services Required To Be Made Available by Affected Utilities
A. Until the Commission determines that competition has been substantially implemented, each Affected Utility shall make available to all consumers in its service area, as defined on the date indicated in Subsection R14-2-xxx2, Standard Offer bundled generation, transmission, ancillary, distribution, and other necessary services at regulated rates.
         1.       An Affected utility may request that the Commission  determine that competition has been substantially implemented to allow discontinuation of Standard Offer service and shall provide sufficient documentation to support its request.
         2.       The  Commission  may, on its own motion,  investigate  whether competition  has
                  been substantially implemented and whether Standard Offer service may be discontinued.
B. By the date indicated in Subsection R14-2-xxx2, each Affected Utility may file proposed tariffs to provide Standard Offer Bundled Service and such rates shall not become effective until approved by the Commission. If no such tariffs are filed, rates and services in existence as of the date in Subsection R14-2-xxx2 shall constitute the Standard Offer.
C. By the date indicated in Subsection R14-2-xxx2, each Affected Utility shall file Unbundled Service tariffs to provide the services listed below to all eligible purchasers on a nondiscriminatory basis.
         1.       Distribution service.
         2.       Metering and meter reading services.
         3.       Open access  transmission  service (as approved by the Federal
                  Energy Regulatory Commission, if applicable).
         4.       Ancillary services as defined by the Federal Energy Regulatory
                  Commission  in Order 888 (III FERC Stats.  & Regs.  P. 31,036,
                  1996).
         5.       Information services such as provision of customer information to other suppliers.
         6.       Other  ancillary  services  necessary  for safe  and  reliable system operation.
D. To manage its risks, an Affected Utility may employ reasonable credit checks, deposit requirements, and advance payment requirements for Unbundled Services.
E. The Affected Utilities must provide transmission and ancillary services according to the following guidelines:
         1.       Services must be provided  consistent with applicable  tariffs filed with the Federal Energy Regulatory Commission.
         2.       Affected  Utilities must accept power and energy  delivered to their transmission systems by others and offer wheeling services comparable to services they provide to themselves.
F. Upon authorization by the customer, an Affected Utility shall release in a timely and useful manner that customer's load and usage data to a certificated supplier of services authorized by this Article.
G.       Rates for Unbundled Services:
         1.       The  Commission  shall  review and approve  rates for services listed in Subsections R14-2-xxx6(C) and R14-2-xxx6(D), where it has jurisdiction, before such services can be offered.
         2.       Such rates shall reflect the costs of providing the services.
         3.       Such  rates may be  downwardly  flexible  if  approved  by the
                  Commission.
H. Companies offering services under this Subsection R14-2-xxx6 shall provide adequate supporting documentation for their proposed rates. Where rates are approved by another jurisdiction, such as the Federal Energy Regulatory Commission, those rates shall be provided to this Commission.

R14-2-xxx7.       Recovery of Stranded Investment of Affected Utilities
A. The Affected Utilities shall take every feasible, cost-effective measure to mitigate or offset Stranded Investment by means such as accelerated depreciation of assets, expanding wholesale or retail markets, or offering a wider scope of services for profit, among others.
B. The Commission may allow recovery of unmitigated Stranded Investment by Affected Utilities.
C. The Affected Utilities may file estimates of Stranded Investment. Such estimates shall be fully supported by appropriate analyses and by market transactions undertaken by willing buyers and willing sellers.
D. An Affected Utility may request Commission approval of exit fees, distribution charges, or other means of recovering Stranded Investment from customers who reduce or terminate service from the Affected Utility as a direct result of competition governed by this Article, or who obtain lower rates from the affected utility as a direct result of the provisions of this Article.
E. The Commission shall determine for each Affected Utility which files Stranded Investment data and recovery proposals consistent with this Article appropriate Stranded Investment recovery mechanisms and charges. In making its determination, the Commission shall consider at least the following factors:
         1.       The   impact   of   Stranded   Investment   recovery   on  the
                  effectiveness of competition.
         2.       The impact of Stranded Investment recovery on customers of the
                  Affected Utility who do not participate in the competitive market.
         3.       The impact of partial or no recovery of Stranded Investment on the Affected Utility and its shareholders.
         4.       The impact of Stranded  Investment  recovery on prices paid by consumers who participate in the competitive market.
         5.       The degree to which the  Affected  Utility  has  mitigated  or offset Stranded Investment.
         6.       The degree to which some assets have values in excess of their book values.
         7.       Appropriate treatment of negative Stranded Investment.
         8.       The time period over which such  Stranded  Investment  charges may be recovered. The Commission shall limit the application of such charges to a specified time period.
         9.       The ease of determining the amount of Stranded Investment.
         10.      The amount of  electricity  generated by renewable  generating resources owned by the Affected Utility.
F. Stranded investment may only be recovered from customers served competitively under the provisions of this Article.
G. The Commission may order a utility to file estimates of Stranded Investment and mechanisms to recover or, if negative, to refund Stranded Investment.
H. The Commission may order regular revisions to estimates of the magnitude of Stranded Investment.
I. In no event shall recovery of Stranded Investment occur after December 31, 2004.

R14-2-xxx8.       System Benefits Charges

A. By the date indicated in Subsection R14-2-xxx2, each Affected Utility shall file for Commission review rates or related mechanisms to recover the costs of System Benefits from all consumers located in the Affected Utility's service area who participate in the competitive market.
B. Each Affected Utility shall provide adequate supporting documentation for its proposed rates for System Benefits.
C. An Affected Utility shall recover the costs of System Benefits only upon approval by the Commission of the recovery charge and mechanism.

R14-2-xxx9.       Solar Portfolio Standard
A. Starting on January 1, 1999, any company selling electricity under the provisions of this Article must derive at least 1 percent of the total retail energy sold competitively from new solar resources, whether that solar energy is purchased or generated by the seller. Solar resources include photovoltaic resources and solar thermal resources that generate electricity. New solar resources are those installed on or after January 1, 1997.
B. Starting on January 1, 2002, any company selling electricity under the provisions of this Article must derive at least 2 percent of the total retail energy sold competitively from new solar resources, whether that solar energy is purchased or generated by the seller. Solar resources include photovoltaic resources and solar thermal resources that generate electricity. New solar resources are those installed on or after January 1, 1997.
C. Any company certificated under the provisions of this Article shall be able to credit two times the electric energy generated before January 1, 1999 using photovoltaics or solar thermal resources installed on or after January 1, 1997 in Arizona to the electric energy requirements of Subsections R14-2-xxx9(A) or R14-2-xxx9(B).
D. Companies selling electricity under the provisions of this Article shall provide reports on sales and solar power as required in this Article, and the Commission may conduct necessary monitoring to ensure the accuracy of these data.
E. If a company selling electricity under the provisions of this Article fails to meet the requirement in Subsection R14-2-xxx9(A) or Subsection R14-2-xxx9(B) in any year, the Commission may impose a penalty on that company up to $0.30 per kWh for deficiencies in the provision of solar energy. In addition, if the provision of solar energy is consistently deficient, the Commission may void a company's contracts negotiated under this Article.
F. The solar portfolio standard described in this Subsection is in addition to renewable resource goals for Affected Utilities established in Decision No. 58643.

R14-2-xxx10. Pooling of Generation and Centralized Dispatch of Generation or Transmission
A. The Commission shall conduct an inquiry into pooling and dispatch arrangements for transmission and generation of electricity.
B. The Commission may establish a pool for generation or centralized dispatch of generation or transmission by an independent system operator or by other means.
C. The Commission may work with other entities to establish pooling or centralized dispatch of generation or transmission.

R14-2-xxx11.      In-State Reciprocity
The service territories of Arizona electric utilities which are not Affected Utilities shall not be open to competition under the provisions of this Article, nor shall Arizona electric utilities which are not Affected Utilities be able to compete for sales in the service territories of the Affected Utilities. However, an Arizona electric utility which is not an Affected Utility may voluntarily participate under the provisions of this Article if it makes its service territory available for competing sellers, if it agrees to all of the requirements of this Article, and if it obtains an appropriate Certificate of Convenience and Necessity.

R14-2-xxx12.      Rates
A. Market based rates for competitively provided services shall be deemed to be just and reasonable.
B. Each company selling services under this Article shall have on file with the Commission tariffs describing such services and maximum rates for those services, but the services may not be provided until the Commission has approved the tariffs.
C. For competitive services provided under standard contracts (that is, non-customized rates, terms, and conditions), a company governed by this Article shall file in a timely manner with the Director of the Utilities Division current price lists, terms and conditions consistent with approved tariffs.
D. Competitively negotiated contracts customized to individual customers which comply with approved tariffs do not require further Commission approval. However, all such contracts must be filed with the Director of the Utilities Division at least 30 days prior to becoming effective; if a contract does not comply with the provisions of this Article it shall not become effective without a Commission order.
E. An Affected Utility or company holding a Certificate pursuant to this Article may price its competitive services, as defined in Subsection R14-2-xxx5, at or below the maximum rates specified in its filed tariff, provided that the price is not less than the marginal cost of providing the service.
F. Requests for changes in maximum rates or changes in terms and conditions of previously approved tariffs may be filed. Such changes become effective only upon Commission approval.

R14-2-xxx13. Service Quality, Consumer Protection, Safety, and Billing Requirements
A. All customer bill complaints concerning services rendered under this Article shall be governed by the provisions of Subsections R14-2-212(B) and R14-2-212(C).
B. All customer service complaints concerning services rendered under this Article shall be governed by the provisions of Subsections R14-2-212(A) and R14-2-212(C).
C. Establishment of competitive service to consumers whose estimated demand is less than 1,000 kilowatts shall be governed by the provisions of Subsections R14-2-203(A) and R14-2-203(B).
D. No consumer shall be deemed to have changed suppliers of any service authorized in this Article (including changes from supply by the Affected Utility to another supplier) without written authorization by the consumer for service from the new supplier. If a consumer is switched to a different ("new") supplier without such written authorization, the new  supplier  shall cause  service by the previous supplier  to be resumed and the new supplier shall bear all costs associated with switching the consumer back to the previous supplier.
E. Each company providing service governed by this Article shall be responsible for maintaining in safe operating condition all equipment owned by and under the control of that company that is used to provide electric service to its customers.
F. Responsibilities of suppliers of distribution service and of customers receiving distribution service are governed by Subsection R14-2-208.
G. Each company providing service governed by this Article shall be responsible for meeting applicable reliability standards and shall work cooperatively with other companies with whom it has interconnections, directly or indirectly, to ensure safe, reliable electric service. Construction standards and safety for each company providing service under this Article are governed by Subsection R14-2-208(F).
H.       Termination of service.
         1. Termination of service prior to the termination date specified in the contract with the consumer is governed by Subsection R14-2-211.
         2. In addition to the above requirement, any provider of service to consumers shall provide at least 14 days notice to all of its affected consumers if it is no longer obtaining generation, transmission, distribution, or ancillary services necessitating that the consumer obtain service from another supplier of generation, transmission, distribution, or ancillary services.
I. All companies providing service under this Article shall provide accident reports as provided in Subsection R14-2-101.
J. A company providing firm electric service governed by this Article shall make reasonable efforts to reestablish service within the shortest possible time when service interruptions occur and shall work cooperatively with other companies to ensure timely restoration of service where facilities are not under the control of the company.
K. Each company providing service governed by this Article shall bill monthly for services rendered. The following minimum information must be provided on all customer bills, whether the bill is rendered by the company or by another party on behalf of the company:
         1.       The amount of each service provided.
         2.       The monthly charges for each service provided.
         3.       The  company's  toll  free  telephone   numbers  for  billing,
                  service,  and safety inquiries and the telephone number of the
                  Consumer   Services   Section  of  the   Arizona   Corporation
                  Commission Utilities Division.
         4.       The amount or percentage rate of any privilege,  sales use, or other taxes that are passed on to the customer as part of the charge for the service provided.
         5.       The date on which the bill becomes delinquent.
L. A company providing service governed by this Article may include in its tariffs a fee for each instance where a customer tenders payment with an insufficient funds check.
M. A company providing service governed by this Article may include in its tariffs a late payment penalty which may be applied to delinquent bills. The amount of the late payment penalty shall be stated on the customer's bill.

N.       Working group on system reliability and safety:
         1. The Commission shall establish, by separate order, a working group to monitor and review system reliability and safety.
                  a.       The working  group may establish  technical  advisory
                           panels to assist it.
                  b.       The working  group shall  commence  activities by the
                           date indicated in Subsection R14-2-xxx2.
                  c.       Members   of  the   working   group   shall   include
                           representatives of Staff, consumers, utilities, and other suppliers.
                  d.       The working group shall be chaired by the Director of
                           the Utilities Division of the Commission or by his or her designee.
         2.       All  companies  governed by this Article  shall  cooperate and participate  in any  investigation  conducted  by the  working group,  including  provision  of data  reasonably  related  to system reliability or safety.
         3.       The working  group shall  report to the  Commission  on system
                  reliability    and   safety    annually,    and   shall   make
                  recommendations  to the Commission  regarding  improvements to reliability or safety, with the first report due no later than
                  March 31, 1998.
O. Affected Utilities and other parties offering service under the provisions of this Article shall comply with applicable reliability standards and practices established by the Western Systems Coordinating Council and the North American Electric Reliability Council or successor organizations.
P. Affected Utilities and other certificated companies shall provide notification and informational materials to consumers about competition and consumer choices as ordered by the Commission.

R14-2-xxx14.  Reporting Requirements
A. Reports covering the following items shall be submitted to the Director of the Utilities Division by Affected Utilities and all companies granted a Certificate of Convenience and Necessity pursuant to this Article. These reports shall include the following information pertaining to competitive service offerings, Buy-throughs, Unbundled Services, and Standard Offer services:
         1.        Type of services offered.
         2. kW and kWh of sales, disaggregated by customer class (e.g., residential, commercial, industrial).
         3.        Solar energy sales (kWh) and sources.
         4. Revenues from sales by customer class (e.g., residential, commercial, industrial).
         5. Number of customers disaggregated by size of contract load (0-99 kW, 100 kW - 499 kW, 500
                   kW-999kW, 1 MW - 9.999 MW, 10 MW - 49.999  MW,  and 50 MW and
                   above).
         6.        Number   of   customers   disaggregated   by   class   (e.g.,
                   aggregators, residential commercial, industrial).
         7.        kWh sales and revenues  disaggregated by term of the contract
                   (less than one year, one to four years, longer than four years), and by type of service (for example, firm, interruptible, other).

         8. Amount of and revenues from each service provided under Subsection R14-2-xxx5, and, if applicable, Subsection R14-2-xxx6.
         9.        Value  of  all  Arizona   specific   assets  and  accumulated
                   depreciation.
         10.       Other data requested by Staff or the Commission.
B.       Reporting Schedule:
         1. For the period through December 31, 2003, semi-annual reports shall be due on April 1 (covering the previous period of July through December) and October 1 (covering the previous period of January through June). The first such report shall cover the period January 1 through June 30, 1998.
         2. For the period after December 31, 2003, annual reports shall be due on April 1 (covering the previous period of January through December). The first such report shall cover the period January 1 through December 31, 2004.
C. The information listed above may be provided on a confidential basis if reasonable to do so. However, Staff or the Commission may issue reports with aggregate statistics based on confidential information that do not disclose data pertaining to a particular seller or purchases by a particular buyer.
D. Any company governed by this Article which fails to file the above data in a timely manner may be subject to penalty imposed by the Commission or may have its Certificate rescinded by the Commission.
E. Any company holding a Certificate pursuant to this Article shall report to the Director of the Utilities Division the discontinuation of any competitive tariff as soon as practicable after the decision to discontinue offering service is made.
F. In addition to the above reporting requirements, companies governed by this Article shall participate in Commission workshops or other forums whose purpose is to evaluate competition or assess market issues.
G. Reports filed under the provisions of this Subsection R14-2-xxx14 shall be submitted in written format and in electronic format. Companies shall coordinate with the Commission Staff on formats.

R14-2-xxx15.  Administrative Requirements
A. Each company governed by this Article shall file with the Director of the Utilities Division a written statement containing the name, business address, and telephone numbers of at least one officer, agent, or employee responsible for the general management of its Arizona operations. This information shall be updated, in writing, within five days from the date of any change.
B. Any company certificated under this Article may propose additional services at any time by filing a proposed tariff with the Commission describing the service, maximum rates, terms and conditions. The service may not be provided until the Commission has approved the tariff.
C. Contracts filed pursuant to this Article shall not be open to public inspection or made public except on order of the Commission, or by the Commission or a Commissioner in the course of a hearing or proceeding.
D. Each company governed by this Article shall keep general and subsidiary accounting books and records reflecting the cost of its Arizona properties, assets and liabilities, operating income and expenses, and all other accounting and statistical data which reflect complete, authentic, and accurate information regarding its properties and operations. These records shall be organized and maintained in such as way as to provide an audit trail through all segments of the company's accounting system.
E. Each company governed by this Article shall maintain its books and records in accordance with Generally Accepted Accounting Principles as promulgated by the Financial Accounting Standards Board and its successors, as amended.
F. All companies governed by this Article shall immediately make available, at the time and place the Commission may designate, any accounting and related records pertinent to the subject matter of this Article that the Commission may request.
G. All companies governed by this Article shall file with the Director of the Utilities Division a copy of all annual reports required by the Federal Energy Regulatory Commission or by the Securities and Exchange Commission.
H. The Commission may consider variations or exemptions from the terms or requirements of any of the rules in this Article upon the application of an affected party. The application must set forth the reasons why the public interest will be served by the variation or exemption from the Commission rules and regulations. Any variation or exemption granted shall require an order of the Commission. Where a conflict exists between these rules and an approved tariff or order of the Commission, the provisions of the approved tariff or order of the Commission shall apply.
I. The Commission may develop procedures for resolving disputes regarding implementation of retail electric competition.
                                       12